EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

Perfect Line, LLC
d/b/a NASCAR Silicon Motor Speedway
Indianapolis, Indiana

We consent to the incorporation by reference in the Registration Statement of Interactive Motorsports and Entertainment Corp. /successor by merger to Pacific International Holding, Inc, on Form S-8 (Registration No. 333-97323) of our report dated March 20, 2002 and appearing in the Annual Report on Form 10-KSB of Interactive Motorsports and Entertainment Corp. to be filed for the period ended December 31, 2002 and appearing in the amended Form 8-K.


/s/ KATZ, SAPPER & MILLER

Indianapolis, Indiana
April 14, 2003